Exhibit 21

MARQUEE HOLDINGS INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

MARQUEE HOLDINGS INC. (Delaware)

AMC ENTERTAINMENT INC. (Delaware)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

LCE Lux HoldCo S.à r.l. (Luxembourg)

LCE Italian Holdco S.r.l (Italy)

AMC Netherlands Holdco B.V.

Symphony Subsisting Vehicle, S.R.L. de C.V. (24% LCEMHI & 76% AMC Netherlands)

Grupo Cinemex, S.A. de C.V. (Mexico)

Cadena Mexicana de Exhibición, S.A. de C.V. (Mexico)

Arrendadora Inmobiliaria Cinematográfica S.A. de C.V. (Mexico)

Cinemex Altavista, S.A. de C.V. (Mexico)

Cinemex Aragón, S.A. de C.V. (Mexico)

Cinemex Coacalco, S.A. de C.V. (Mexico)

Cinemex Coapa, S.A. de C.V. (Mexico)

Cinemex Cuauhtémoc, S.A. de C.V. (Mexico)

Cinemex Cuicuilco, S.A. de C.V. (Mexico)

Cinemex Diana, S.A. de C.V. (Mexico)

Cinemex Ecatepec, S.A. de C.V. (Mexico)

Cinemex El Risco, S.A. de C.V. (Mexico)

Cinemex El Rosario, S.A. de C.V. (Mexico)

Cinemex Galerias, S.A. de C.V. (Mexico)

Cinemex Ixtapaluca, S.A. de C.V. (Mexico)

Cinemex Izcalli, S.A. de C.V. (Mexico)

Cinemex Iztapalapa, S.A. de C.V. (Mexico)

Cinemex Jacarandas, S.A. de C.V. (Mexico)

Cinemex Las Plazas Guadalajara, SA de C.V. (Mexico)

Cinemex Legaria, S.A. de C.V. (Mexico)

Cinemex Loreto, S.A. de C.V.  (Mexico)

Cinemex Los Atrios, S.A. de C.V. (Mexico)

Cinemex Los Reyes, S.A. de C.V. (Mexico)

Cinemex Magnocentro, S.A. de C.V. (Mexico)

Cinemex Manacar, S.A. de C.V. (Mexico)

Cinemex Masaryk, S.A. de C.V. (Mexico)

Cinemex Metepec, S.A. de C.V. (Mexico)

Cinemex Misterios, S.A. de C.V. (Mexico)

Cinemex Morelia, S.A. de C.V. (Mexico)

Cinemex Mundo E, S.A. de C.V. (Mexico)

Cinemex Palacio Chino, S.A. de C.V. (Mexico)

Cinemex Palomas, S.A. de C.V. (Mexico)

Cinemex Parque Delta, S.A. de C.V. (Mexico)

Cinemex Perinorte, S.A. de C.V. (Mexico)

Cinemex Plaza Insurgentes, S.A. de C.V. (Mexico)

Cinemex Plaza Sur, S.A. de C.V. (Mexico)

Cinemex Polanco, S.A. de C.V. (Mexico)

Cinemex Producciones, S.A. de C.V. (Mexico)

Operadora Moliere, S.A. de C.V. (Mexico)

Teatro Polanco, S.A. de C.V. (Mexico)

Producciones Expreso Astral, S.A. de C.V. (Mexico)

Cinemex Puebla, S.A. de C.V. (Mexico)

Cinemex Real, S.A. de C.V. (Mexico)

Cinemex San Antonio, S.A. de C.V. (Mexico)

Cinemex San Mateo, S.A. de C.V. (Mexico)

Cinemex Santa Fe, S.A. de C.V. (Mexico)

Cinemex Tenayuca, S.A. de C.V. (Mexico)

Cinemex Ticoman, S.A. de C.V. (Mexico)

Cinemex Toluca II, S.A. de C.V. (Mexico)

Cinemex Universidad, S.A. de C.V. (Mexico)

Cinemex WTC, S.A. de C.V. (Mexico)

Cinemex Zaragoza, S.A. de C.V. (Mexico)

FICC Ciudad de Mexico, S.A. de C.V. (Mexico)

Operadora de Cinemas, S.A. de C.V. (Mexico)

Servicios Cinematogràficos Especializados S.A. de C.V. (Mexico)

Serviuno, S.A. de C.V. (Mexico)

American Multi-Cinema, Inc. (Missouri)

Club Cinema of Mazza. Inc. (DC)

Premium Theater of Framingham, Inc. (Massachusetts)

AMC Card Processing Services, Inc. (Arizona)

Fountain Cinemas, Inc. (Texas)

Investplex BV (Netherlands)

De Laurentiis Cineplex S.r.L. (Italy)

Lance Theatre Corporation  (New York)

LCI Holdings Finance CV (Netherlands)  (80% AMC)

LCI Intangible Holdings (Cayman) L.D.C. (Cayman Islands)

Loeks Acquisition Corp. (Delaware)

Loeks-Star Partners (Michigan) (50%)

Loews Arlington West Cinemas, Inc. (Texas)

Loews Chicago Cinemas, Inc. (Illinois)

Loews Cineplex International Holdings, Inc. (Delaware)

Loews Cineplex U.S. Callco, LLC (Delaware)

Loews Mauritius Holding Company (Mauritius)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (Partnership 50%)

Loews Deauville North Cinemas, Inc. (Texas)

Loews Fort Worth Cinemas, Inc.  (Texas)

Loews Houston Cinemas, Inc. (Texas)

Loews Lincoln Plaza Cinemas, Inc. (Texas)

Loews Meadowland Cinemas 8, Inc. (New Jersey)

Loews Kaplan Cinema Associates Partnership (New Jersey) (Partnership 50%)

Loews Meadowland Cinemas, Inc.  (New Jersey)

Loews New Jersey Cinemas, Inc. (New Jersey)

Loews Ridgefield Park Cinemas, Inc.  (New Jersey)

Loews Theatre Management Corp. (Delaware)

Loews Theatres Clearing Corp.  (Delaware)

Loews USA Cinemas Inc. (Delaware)

S&J Theatres Inc. (California)

Magic Johnson Theatres Limited Partnership (California) (Limited Partnership 99.99%)

New Brunswick Cinemas, Inc. (New Jersey)

LTM Turkish Holdings, Inc. (Delaware)

RKO Century Warner Theatres, Inc. (Delaware)

Universal Cineplex Odeon Joint Venture (Florida) (50%)

Star Theatres, Inc. (Delaware)

Star Theatres of Michigan, Inc. (Delaware)

Loeks-Star Partners (Michigan) (50%)

National Cinemedia, L.L.C. (Delaware 17,474,890 Units owned by AMC)

AMC Entertainment International, Inc. (Delaware)

AMC Entertainment International Limited (United Kingdom)

AMC Theatres of Canada, Inc.

AMC Theatres of U.K. Limited (United Kingdom)

AMC Europe S.A. (France)

AMC Realty, Inc. (Delaware)

Centertainment, Inc. (Delaware)

Centertainment Development, Inc. (Delaware)

Burbank Entertainment Village, L.L.C. (Delaware)

General Cinema International, Inc. (Delaware)

50% (unconsolidated) Hoyts General Cinema South America, Inc. (Cayman Islands)

GCC/Hoyts Brazil Holdings, Inc. (Cayman Islands)

General Cinemas do Brazil Empreendimentos, Ltda. (Brazil)

BOCA Holdings, Inc. (Cayman Islands)

Hoyts General Cinema de Argentina S.A. (Argentina)

Hoyts Cinemas (Chile) Holdings Limited (Cayman Islands)

94% Hoyts Cinemas Chile, S.A. (Chile)

50%GCC/Hoyts Uruguay, Inc. (Cayman Islands)

Telnir S.A. (Uruguay)